Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Walter M. Pressey

President & CFO
(617) 912-1921

Kate Rajeck
Investor Relations
(617) 912 4380
www.bostonprivate.com

BOSTON PRIVATE REPORTS THIRD QUARTER EARNINGS

Growth of Assets Under Management Drives Strong Results

Boston, MA, October 15, 2003 – Boston Private Financial Holdings, Inc. (Nasdaq: BPFH) today announced results for the quarter ended September 30, 2003.  Net income for the third quarter of 2003 was $0.27 per diluted share, up 8% from $0.25 per diluted share a year ago.  The Company also announced the continuation of its quarterly cash dividend to shareholders of $0.05 per share.

For the three months ending September 30, 2003, Boston Private reported revenues of $34.4 million, an increase of 18% over $29.1 million in the third quarter of 2002.  Net income for the quarter was $6.4 million compared to $5.9 million for the same period a year ago.  The Company’s average balance sheet assets increased 20% to approximately $2.1 billion, compared to $1.7 billion for the third quarter of 2002.

Assets under management (AUM) as of September 30, 2003 were $9.4 billion, a 57% increase over the same period a year ago and a 14% increase over the $8.3 billion recorded at June 30, 2003.  AUM grew at all of the Company’s banking and investment management affiliates during the third quarter with $710 million in net new sales.

Timothy L. Vaill, Chairman and Chief Executive Officer, said, “Our strong results this quarter reflect Boston Private’s commitment to growth as we gain new client relationships.  In addition to our strong sales performance, the momentum in our asset management business has been fueled by the improvement in stock market valuations this year which has offset the interest rate margin compression in our private banking business.”

Vaill continued, “As we look ahead, driving new business sales and achieving strong organic growth in our three business lines is our foremost strategy for continued success.  We are encouraged by strengthening market conditions and hope to see continued improvement through the remainder of the year.”

Revenue Growth Driven by Asset Management Fees

Revenue from fees and other income for the quarter was up 37% to $17.5 million, or 51% of total revenues, compared to the same period a year ago.  Investment management fees of $13.0 million were up 43% and financial planning fees of $1.8 million increased 25%.  In the aggregate, these fees accounted for $4.2 million or 81% of the total growth of revenues.  Gains from the sale of loans and securities increased to $1.5 million compared to $1.3 million a year ago.  Total unrealized investment security gains net of taxes were $3.8 million at September 30, 2003 as compared to $4.8 million at December 31, 2002.

Continued Net Interest Income Growth Despite Margin Compression

Net interest income increased to $17.6 million, up 5% for the same period in 2002 on a fully taxable equivalent basis.  This was accomplished through organic growth of deposits and loans, offset in part by a decrease in the Company’s net interest margin to 3.53%, down from 4.06% a year ago, and 3.70% last quarter.  Increased business volume added approximately $3.0 million of net interest income to more than offset the effect of interest rate margin compression, which decreased net interest income by approximately $2.2 million.  Total deposits increased 20% to $1.6 billion and total loans increased 19% to $1.5 billion compared to the third quarter of 2002.

Mr. Vaill stated, “While declining interest rates have contributed to significant compression this year, our net interest income grew this quarter by 5% over last year through newly generated loans and deposits.  The location of our private banking businesses in Northern California and New England allows us to participate in diverse regional economies and helps to minimize risk.  This diversification will be further enhanced by our expansion to Southern California through the addition of First State Bancorp next year.”

Loan Portfolio Growth and Quality Remain Strong

Boston Private’s loan portfolio achieved strong growth in the quarter.  As of September 30, 2003, commercial loans, which averaged approximately $667,000 per loan, totaled $782 million, up 25% over the third quarter of last year.  The residential mortgage loan portfolio, which averaged $518,000 per loan, totaled $637 million, up 16% over September 30, 2002.  The combined loan portfolio grew 19% over the same period last year, totaling $1.5 billion at September 30, 2003.  Loan quality remained strong, with the ratio of nonperforming loans to total loans at 0.07%.

Mr. Vaill said, “This quarter, we continued to benefit from the sales of fixed rate mortgages recording profitable fee income and minimizing interest rate risk.  As we begin to see a shift away from refinancing activity, we are also booking more variable rate jumbo mortgage loans while maintaining our commitment to excellent lending standards.”

Strategic Expansion Developments

In September, the Company announced the appointment of Thomas E. Cimeno, Jr. as Senior Vice President, Chief Compliance and Risk Management Officer.  Cimeno joins Boston Private following a distinguished 34 year career with the Federal Reserve Bank of Boston and brings extensive expertise in compliance and risk management in the financial services industry.  As part of its informal agreement with regulators, Boston Private Bank & Trust Company is continuing to enhance its Bank Secrecy Act compliance systems and procedures.

Earlier in September, the Company announced that it has signed a definitive agreement to acquire a 20% interest in Bingham, Osborn & Scarborough, LLC (BOS) of San Francisco and Menlo Park, California.  Founded in 1985, BOS manages approximately $800 million of client assets, and is a fee-only financial planning firm specializing in strategies for retirement planning, estate planning, charitable giving, portfolio diversification, insurance programs and tax management.  The transaction, expected to close by the first quarter of 2004, is subject to certain customary conditions, including regulatory approval.

Other pending acquisitions include First State Bancorp, the holding company of First State Bank of California, a $174 million commercial bank situated in Los Angeles County, and an 80% interest in Dalton, Greiner, Hartman, Maher & Co. (DGHM) of New York, a value style manager specializing in small-cap equities with approximately $2.4 billion in client assets.  Both of these transactions are subject to several conditions, including the approval by state and federal regulators, and in the case of First State Bancorp, the approval of its shareholders.

Dividend Payment Continues

Concurrent with the release of the third quarter 2003 earnings, the Board of Directors of Boston Private Financial Holdings declared a cash dividend to shareholders of $0.05 per share.  The record date for this dividend is November 3, 2003 and the payment date will be November 17, 2003.

Outlook for Remainder of 2003

When asked about the Company’s outlook for the remainder of 2003, Walter M. Pressey, President and Chief Financial Officer commented “We expect net new sales in our asset management and financial planning business to continue to drive significant growth in our fee income.  In addition, we expect the organic growth of our balance sheet to mitigate the impact of net interest compression.”

Mr. Pressey continued, “We remain focused on initiatives that will expand our regional presence and core business offerings while investing in our operations to support this growth.  Our geographic and business line diversification is delivering strong results despite fluctuating market conditions. We believe we are well positioned as a wealth management company to benefit from our growth strategies and over the long-term, deliver solid returns for our shareholders.”

Conference Call

Management will host a conference call to review the Company’s financial performance and business developments on Wednesday, October 15th at 4:30 pm eastern time.  Interested parties may join the call by dialing 800-867-0731.  The password required is “Boston”.  The call will be simultaneously web cast and may be accessed on the Internet by linking through, www.bostonprivate.com, www.prnewswire.com , or Yahoo! Finance.  A continuous telephone replay will be available beginning Wednesday at 6:30 pm.  The replay telephone number is 800-388-9064.

About Boston Private Financial Holdings

Established in 1987, Boston Private Financial Holdings, Inc. (Nasdaq: BPFH) offers a full range of high-touch wealth management services. Boston Private’s assets include six operating companies located in New England and California, offering individualized wealth management, financial planning, investment management, and private banking services to its domestic and international clientele. The subsidiaries include: in New England, Boston Private Bank & Trust Company, Westfield Capital Management Company, LLC, RINET Company LLC, and Boston Private Value Investors, Inc. and in Northern California, Sand Hill Advisors and Borel Private Bank & Trust Company. Boston Private also has a minority holding in Coldstream Holdings, Inc., the parent company of Coldstream Capital Management, Inc. based in Bellevue, Washington.  As of September 30, 2003, Boston Private managed approximately $9.4 billion in client assets and had balance sheet assets of approximately $2.1 billion.  It is a member of the Standard & Poor’s 600 Index and is included on the Nasdaq Financial-100 Index®.

New England Region

Boston Private Bank & Trust Company specializes in providing private banking and investment services to individuals, their families and their businesses.  It has an investment management emphasis on mid to large cap equity and actively managed fixed income portfolios.  It also offers commercial and residential lending services including a Second Time Homebuyer Program.  Under its Accessible Banking Program, the Bank is an active provider of real estate financing for affordable housing, economic development and small businesses.

Westfield Capital Management Company, LLC specializes in separately managed domestic growth equity portfolios in all areas of the capitalization spectrum.  All members of Westfield’s Investment Committee conduct rigorous fundamental research in analyzing company growth prospects for investment.  Westfield’s clients consist of pension funds, endowments and foundations and mutual funds as well as high net worth individuals. Westfield also acts as the investment manager of several limited partnerships.

RINET Company, LLC provides fee-only financial planning, tax planning and investment management services to high net worth individuals and their families.  Its capabilities include tax planning and preparation, asset allocation, estate planning, charitable planning and planning for employment benefits, including 401(k) plans, alternative investment analysis and mutual fund investing.

Boston Private Value Investors, Inc. manages equity and fixed income accounts for high net worth clients and selected institutions primarily in New England and the Northeast. The firm is a large cap value-style investor with its headquarters in Concord, New Hampshire and an office at Ten Post Office Square in Boston, Massachusetts.

Northern California Region

Borel Private Bank & Trust Company serves the financial needs of individuals, their families and their businesses in Northern California. Borel conducts commercial and private banking, which includes accepting demand, savings and time deposits and making commercial, real estate and consumer loans. Borel offers various savings plans as well as other customary banking services and facilities. Additionally, Borel offers trust services and provides a variety of other fiduciary services including management, advisory and administrative services to individuals.

Sand Hill Advisors has been providing wealth management services to high net worth investors and select institutions in Northern California for over 20 years. The firm manages investments covering a wide range of asset classes for both taxable and tax-exempt portfolios. A registered investment advisor headquartered in Palo Alto, California, Sand Hill has special expertise in transitional wealth counsel.

Pacific Northwest Region

Coldstream Capital Management Inc. is a multi-client family office providing comprehensive wealth management services to high net worth individuals and their families.  Since inception in 1996, Coldstream Capital Management has helped families with considerable assets grow, enhance and safeguard their wealth by offering objective advice and comprehensive strategies tailored to match their personal and financial goals.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance.  These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as, excluding other significant gains or losses that are unusual in nature. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties.  These statements included, but are not limited to, prospects for long term financial performance, the impact on the Company’s results of improved market conditions and prevailing and future interest rates, prospects for growth in balance sheet assets and assets under management, and prospects for overall results over the long term.  You should not place undue reliance on our forward-looking statements.  You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements.  These factors include, among others, changes in the interest rate environment which may reduce interest margins and adversely impact net interest income, adverse conditions in the capital markets and the impact of such conditions on Boston Private’s asset management activities, competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance, the effects of national and local economic conditions, the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired and risks related to the identification and implementation of acquisitions, as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission.  Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc.

Selected Financial Data

(Unaudited)

(Dollars In Thousands, Except Per Share Data)

	September 30, 2003	September 30, 2002	% Change	December 31, 2002
FINANCIAL DATA:

Total Balance Sheet Assets	$2,097,519	$1,762,981	19.0%	$1,820,741
Stockholders’ Equity	182,177	161,652	12.7%	167,382
Boston Private Bank Tangible Capital	100,755	87,154	15.6%	86,661
Borel Private Bank Tangible Capital	41,501	35,518	16.8%	36,975
Investment Securities	433,090	307,109	41.0%	345,857
Loans held for sale	8,475	28,570	(70.3)%	30,923
Commercial Loans	782,288	627,900	24.6%	676,189
Consumer Loans	13,672	16,152	(15.4)%	16,198
Residential Mortgage Loans	636,964	550,461	15.7%	544,166
Home Equity and Other Loans	65,740	68,773	(4.4)%	65,173
Total Loans	1,498,664	1,263,286	18.6%	1,301,726
Allowance for Loan Losses	19,275	16,366	17.8%	17,050
Nonperforming Loans	1,074	1,165	(7.8)%	1,057
Other Real Estate Owned	—	—	nm	—
Nonperforming Assets	1,074	1,165	(7.8)%	1,057
Deposits	1,618,625	1,347,798	20.1%	1,400,333
Borrowings	254,241	221,292	14.9%	218,389

Book Value Per Share	$7.98	$7.19	10.9%	$7.42
Market Price Per Share	$23.56	$21.30	10.6%	$19.86

ASSETS UNDER MANAGEMENT:

Westfield Capital Management	$4,979,000	$2,516,000	97.9%	$2,766,000
Boston Private Bank & Trust	1,800,000	1,479,000	21.7%	1,605,000
Sand Hill Advisors - Regular Accounts	726,000	447,000	62.4%	456,000
Sand Hill Advisors - Concentrated Stock Portfolios	34,000	19,000	78.9%	21,000
Boston Private Value Investors	708,000	486,000	45.7%	501,000
RINET Company	775,000	572,000	35.5%	591,000
Borel Private Bank & Trust Company	529,000	484,000	9.3%	501,000
Less: Intercompany Subadvisory Relationship	(145,000)	—	nm	—
Total Assets Under Management	$9,406,000	$6,003,000	56.7%	$6,441,000

FINANCIAL RATIOS:

Stockholders’ Equity/Total Assets	8.69%	9.17%	(5.2)%	9.19%
Nonperforming Loans/Total Loans	0.07%	0.09%	(22.2)%	0.08%
Allowance for Loan Losses/Total Loans	1.29%	1.30%	(0.8)%	1.31%
Allowance for Loan Losses/Nonperforming Assets	1794.69%	1404.81%	27.8%	1613.06%
Allowance for Loan Losses and Tangible Capital/ Total Loans	10.78%	11.01%	(2.1)%	10.81%
Allowance for Loan Losses and Tangible Capital/Nonperforming Assets	15040.13%	11934.59%	26.0%	13309.93%
Nonperforming Assets/Total Assets	0.05%	0.07%	(28.6)%	0.06%

	Three Months Ended			Nine Months Ended
	September 30, 2003	September 30, 2002	% Change	September 30, 2003	September 30, 2002	% Change

OPERATING RESULTS:

Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)	$17,620	$16,832	4.7%	$52,008	$48,841	6.5%
FTE Adjustment	729	467	56.1%	1,799	1,374	30.9%
Net Interest Income	16,891	16,365	3.2%	50,209	47,467	5.8%
Investment Management Fees - Westfield Capital Management	7,680	4,224	81.8%	19,058	13,980	36.3%
Investment Management Fees - Boston Private Bank & Trust	2,515	2,199	14.4%	7,314	6,862	6.6%
Investment Management Fees - Sand Hill Advisors	888	995	(10.8)%	2,697	3,233	(16.6)%
Investment Management Fees - Boston Private Value Investors	1,259	1,107	13.7%	3,210	2,995	7.2%
Investment Management Fees - Borel Private Bank & Trust Company	671	607	10.5%	1,970	1,821	8.2%
Total Investment Management Fees	13,013	9,132	42.5%	34,249	28,891	18.5%
Financial Planning Fees	1,825	1,455	25.4%	5,128	4,501	13.9%
Cash Administration Fees	157	216	(27.3)%	533	630	(15.4)%
Gain on Sale of Loans	1,119	655	70.8%	2,703	1,536	76.0%
Other Fees	947	654	44.8%	2,730	2,172	25.7%
Total Fees	17,061	12,112	40.9%	45,343	37,730	20.2%
Equity in Earnings of Partnerships	16	—	nm	165	(18)	nm
Gain on Sale of Investments	395	617	(36.0)%	1,915	1,180	62.3%
Total Fees and Other Income	17,472	12,729	37.3%	47,423	38,892	21.9%
Total Revenue	34,363	29,094	18.1%	97,632	86,359	13.1%
Loan Loss Provision	786	630	24.8%	2,335	1,865	25.2%
Salaries and Benefits	16,046	13,291	20.7%	45,312	38,936	16.4%
Occupancy and Equipment	3,430	3,217	6.6%	12,401	8,642	43.5%
Professional Services	1,807	932	93.9%	3,960	2,668	48.4%
Marketing and Business Development	894	644	38.8%	2,748	2,378	15.6%
Contract Services and Processing	416	358	16.2%	1,269	1,071	18.5%
Amortization of Goodwill and Intangibles	64	39	64.1%	151	49	208.2%
Other	1,527	1,467	4.1%	5,110	4,400	16.1%
Operating Expenses	24,184	19,948	21.2%	70,951	58,144	22.0%
Income Before Taxes	9,393	8,516	10.3%	24,346	26,350	(7.6)%
Income Tax Expense	3,011	2,665	13.0%	9,401	8,432	11.5%
Net Income	$6,382	$5,851	9.1%	$14,945	$17,918	(16.6)%

	Three Months Ended			Nine Months Ended		% Change
	September 30, 2003	September 30, 2002	% Change	September 30, 2003	September 30, 2002
PER SHARE DATA:

Earnings per share

Basic Earnings Per Share	$0.28	$0.26	7.7%	$0.66	$0.80	(17.5)%
Diluted Earnings Per Share	$0.27	$0.25	8.0%	$0.64	$0.77	(16.9)%

Average Common Shares Outstanding	22,767,187	22,448,821	1.4%	22,681,789	22,377,786	1.4%
Average Diluted Shares Outstanding	23,843,064	23,347,728	2.1%	23,503,281	23,399,331	0.4%

Reconciliation of GAAP EPS to Adjusted EPS (on a fully diluted basis)

Earnings per share (GAAP basis)	$0.27	$0.25	8.0%	$0.64	$0.77	(16.9)%
REIT Tax Adjustment	$0.00	$0.00	nm	$0.06	$0.00	nm
Lease Accrual	$0.00	$0.00	nm	$0.07	$0.00	nm
Adjusted Earnings Per Share	$0.27	$0.25	8.0%	$0.77	$0.77	0.0%

Adjusted Net Income

Net Income (GAAP Basis)	$6,382	$5,851	9.1%	$14,945	$17,918	(16.6)%
REIT Tax Adjustment	$0	$0	nm	$1,438	$0	nm
Lease Accrual	$0	$0	nm	$1,544	$0	nm
Adjusted Net Income	$6,382	$5,851	9.1%	$17,927	$17,918	0.1%

Proforma Net Income and Earnings per Share under FAS 123

Net Income (GAAP Basis)	6,382	5,851	9.1%	14,945	17,918	(16.6)%
Less: Stock based Employee and Director Compensation Expense	584	483	20.9%	1,824	2,102	(13.2)%
Pro forma FAS 123 Net Income	5,798	5,368	8.0%	13,121	15,816	(17.0)%
Proforma Basic Earnings Per Share - FAS 123	$0.25	$0.24	4.2%	$0.58	$0.71	(18.3)%
Proforma Diluted Earnings Per share - FAS 123	$0.24	$0.23	4.3%	$0.56	$0.68	(17.6)%

Detailed Reconciliation of GAAP And Adjusted Earnings

	Three Months Ended September 30, 2003				Nine Months Ended September 30, 2003
	GAAP Earnings	REIT Tax Adjustment	Lease Accrual Adjustment	Adjusted Earnings	GAAP Earnings	REIT Tax Adjustment	Lease Accrual Adjustment	Adjusted Earnings

Revenues	$34,363	$0	$0	$34,363	$97,632	$0	$0	$97,632
Allowance for Loan Losses	786	0	0	786	2,335	0	0	2,335
Expenses	24,184	0	0	24,184	70,951	(244)	(2,375)	68,332
Pre-Tax Income	9,393	0	0	9,393	24,346	244	2,375	26,965
Income Tax Expense	3,011			3,011	9,401	(1,194)	831	9,038
Net Income	$6,382	$0	$0	$6,382	$14,945	$1,438	$1,544	$17,927

Diluted Earnings Per Share	$0.27	$0.00	$0.00	$0.27	$0.64	$0.06	$0.07	$0.77

	Three months ended September 30, 2002				Nine Months Ended September 30, 2002
	GAAP Earnings	Adjustment	Adjustment	Adjusted Earnings	GAAP Earnings	Adjustment	Adjustment	Adjusted Earnings

Revenues	$29,094	$0	$0	$29,094	$86,359	$0	$0	$86,359
Allowance for Loan Losses	630	0	0	630	1,865	0	0	1,865
Expenses	19,948	0	0	19,948	58,144	0	0	58,144
Pre-Tax Income	8,516	0	0	8,516	26,350	0	0	26,350
Income Tax Expense	2,665	0	0	2,665	8,432	0	0	8,432
Net Income	$5,851	$0	$0	$5,851	$17,918	$0	$0	$17,918

Diluted Earnings Per Share	$0.27	$0.00	$0.00	$0.27	$0.77	$0.00	$0.00	$0.77

	Three Months Ended			Nine Months Ended
	September 30, 2003	September 30, 2002	% Change	September 30, 2003	September 30, 2002	% Change
OPERATING RATIOS & STATISTICS:

Return on Average Equity	14.30%	14.85%	(3.7)%	11.53%	15.91%	(27.5)%
Return on Average Assets	1.22%	1.35%	(9.6)%	1.00%	1.47%	(32.0)%
Net Interest Margin	3.53%	4.06%	(13.1)%	3.67%	4.21%	(12.8)%
Total Fees and Other Income/Total Revenue	50.85%	43.75%	16.2%	48.57%	45.04%	7.8%
Efficiency Ratio	70.38%	68.56%	2.7%	72.67%	67.33%	7.9%
Net Loans Charged-off (recovered)	—	(4)	(100.0)%	110	20	nm

ADJUSTED OPERATING RATIOS:

Return on Average Equity	14.30%	14.85%	(3.7)%	13.83%	15.91%	(13.1)%
Return on Average Assets	1.22%	1.35%	(9.6)%	1.20%	1.47%	(18.4)%
Efficiency Ratio	70.38%	68.56%	2.7%	69.99%	67.33%	4.0%

AVERAGE BALANCE SHEET:

	Three Months Ended			Nine Months Ended
	September 30, 2003	September 30, 2002	% Change	September 30, 2003	September 30, 2002	% Change
AVERAGE ASSETS:

Interest-Bearing Cash	$641	$1,130	(43.3)%	$700	$854	(18.0)%
Federal Funds Sold	77,557	46,671	66.2%	68,424	34,438	98.7%
Money Market Investments	43,794	66,730	(34.4)%	45,836	57,926	(20.9)%
U.S. Treasuries and Agencies	165,915	127,088	30.6%	164,973	116,625	41.5%
Municipal Securities	191,425	104,708	82.8%	164,421	101,911	61.3%
Corporate Bonds	18,062	19,018	(5.0)%	17,700	20,192	(12.3)%
Mortgage-Backed Securities	993	1,624	(38.9)%	1,140	1,871	(39.1)%
FHLB Stock	10,316	7,390	39.6%	9,251	7,164	29.1%
Commercial Loans	769,573	604,369	27.3%	740,905	571,560	29.6%
Residential Loans	623,344	576,678	8.1%	587,879	541,839	8.5%
Home Equity and Other Consumer Loans	77,394	82,902	(6.6)%	78,115	79,357	(1.6)%
Total Earning Assets	1,979,014	1,638,308	20.8%	1,879,344	1,533,737	22.5%
Allowance for Loan Losses	(18,847)	(15,991)	17.9%	(18,105)	(15,412)	17.5%
Other Assets	130,828	116,487	12.3%	127,240	112,093	13.5%
TOTAL AVERAGE ASSETS	$2,090,995	$1,738,804	20.3%	$1,988,479	$1,630,418	22.0%

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY:

Savings Accounts	$24,589	$22,482	9.4%	$24,140	$23,261	3.8%
NOW Accounts	208,203	143,939	44.6%	193,751	140,349	38.0%
Money Market Accounts	847,467	705,279	20.2%	816,731	643,166	27.0%
Certificates of Deposit	262,608	262,709	(0.0)%	253,002	254,227	(0.5)%
Total Interest-Bearing Deposits	1,342,867	1,134,409	18.4%	1,287,624	1,061,003	21.4%
Federal Funds Purchased	620	—	nm	1,263	1,181	6.9%
Repurchase Agreements	69,889	67,777	3.1%	72,263	57,268	26.2%
FHLB Borrowings	190,130	132,653	43.3%	169,322	126,517	33.8%
Total Interest-Bearing Liabilities	1,603,506	1,334,839	20.1%	1,530,472	1,245,969	22.8%
Noninterest-Bearing Deposits	274,392	225,111	21.9%	255,171	213,021	19.8%
Other Liabilities	34,572	21,275	62.5%	30,053	21,303	41.1%
Total Liabilities	1,912,470	1,581,225	20.9%	1,815,696	1,480,293	22.7%
Stockholders’ Equity	178,525	157,579	13.3%	172,783	150,125	15.1%
TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$2,090,995	$1,738,804	20.3%	$1,988,479	$1,630,418	22.0%

	September 30, 2003	June 30, 2003	% Change
FINANCIAL DATA:

Total Balance Sheet Assets	$2,097,519	$2,023,973	3.6%
Stockholders’ Equity	182,177	175,778	3.6%
Boston Private Bank Tangible Capital	100,755	97,461	3.4%
Borel Private Bank Tangible Capital	41,501	39,811	4.2%
Investment Securities	433,090	399,663	8.4%
Loans Held for Sale	8,475	21,440	(60.5)%
Commercial Loans	782,288	764,225	2.4%
Consumer Loans	13,672	14,961	(8.6)%
Residential Mortgage Loans	636,964	574,728	10.8%
Home Equity and Other Loans	65,740	62,747	4.8%
Total Loans	1,498,664	1,416,661	5.8%
Allowance for Loan Losses	19,275	18,488	4.3%
Nonperforming Loans	1,074	1,025	4.8%
Other Real Estate Owned	—	—	nm
Nonperforming Assets	1,074	1,025	4.8%
Deposits	1,618,625	1,569,846	3.1%
Borrowings	254,241	245,310	3.6%
			nm
Book Value Per Share	$7.98	$7.75	3.0%
Market Price Per Share	$23.56	$21.12	11.6%

ASSETS UNDER MANAGEMENT:

Westfield Capital Management	$4,979,000	$4,030,000	23.5%
Boston Private Bank & Trust	1,800,000	1,781,000	1.1%
Sand Hill Advisors - Regular Accounts	726,000	557,000	30.3%
Sand Hill Advisors - Concentrated Stock Portfolios	34,000	25,000	36.0%
Boston Private Value Investors	708,000	689,000	2.8%
RINET Company	775,000	743,000	4.3%
Borel Private Bank & Trust Company	529,000	518,000	2.1%
Less: intercompany subadvisory relationship	(145,000)	(92,000)	57.6%
Total Assets Under Management	$9,406,000	$8,251,000	14.0%

FINANCIAL RATIOS:

Stockholders’ Equity/Total Assets	8.69%	8.68%	0.1%
Nonperforming Loans/Total Loans	0.07%	0.07%	0.0%
Allowance for Loan Losses/Total Loans	1.29%	1.31%	(1.5)%
Allowance for Loan Losses/Nonperforming Assets	1794.69%	1803.71%	(0.5)%
Allowance for Loan Losses and Tangible Capital/ Total Loans	10.78%	10.99%	(1.9)%
Allowance for Loan Losses and Tangible Capital/ Nonperforming Assets	15040.13%	15196.10%	(1.0)%
Nonperforming Assets/Total Assets	0.05%	0.05%	0.0%

	Three Months Ended		% Change
	September 30, 2003	June 30, 2003
OPERATING RESULTS:

Net Interest Income - on a Fully Taxable Equivalent basis (FTE)	$17,620	$17,666	(0.3)%
FTE Adjustment	729	656	11.1%
Net Interest Income	16,891	17,010	(0.7)%
Investment Management Fees - Westfield Capital Management	7,680	6,416	19.7%
Investment Management Fees - Boston Private Bank & Trust	2,515	2,430	3.5%
Investment Management Fees - Sand Hill Advisors	888	916	(3.1)%
Investment Management Fees - Boston Private Value Investors	1,259	977	28.9%
Investment Management Fees - Borel Private Bank & Trust Company	671	648	3.5%
Total Investment Management Fees	13,013	11,387	14.3%
Financial Planning Fees	1,825	1,765	3.4%
Cash Administration Fees	157	162	(3.1)%
Gain on Sale of Loans	1,119	793	41.1%
Other Fees	947	857	10.5%
Total Fees	17,061	14,964	14.0%
Equity in Earnings of Partnerships	16	55	(70.9)%
Gain on Sale of Investments	395	444	(11.0)%
Total Fees and Other Income	17,472	15,463	13.0%
Total Revenue	34,363	32,473	5.8%
Loan Loss Provision	786	770	2.1%
Salaries and Benefits	16,046	14,985	7.1%
Occupancy and Equipment	3,430	3,678	(6.7)%
Professional Services	1,807	1,120	61.3%
Marketing and Business Development	894	938	(4.7)%
Contract Services and Processing	416	392	6.1%
Amortization of Goodwill and Intangibles	64	48	33.3%
Other	1,527	1,470	3.9%
Operating Expenses	24,184	22,631	6.9%
Income before Taxes	9,393	9,072	3.5%
Income Tax Expense	3,011	1,589	89.5%
Net Income	$6,382	$7,483	(14.7)%

	Three Months Ended		% Change
	September 30, 2003	June 30, 2003
PER SHARE DATA:

Basic Earnings Per Share	$0.28	$0.33	(15.2)%
Diluted Earnings Per Share	$0.27	$0.32	(15.6)%

Average Common Shares Outstanding	22,767,187	22,659,682	0.5%

Average Diluted Shares Outstanding	23,843,064	23,405,023	1.9%

Reconciliation of GAAP EPS to Adjusted EPS (on a fully diluted basis)

Earnings per share (GAAP basis)	$0.27	$0.32	(15.6)%
REIT Tax Adjustment	$0.00	$(0.07)	(100.0)%
Lease Accrual	$0.00	$0.01	(100.0)%
Adjusted Earnings Per Share	$0.27	$0.26	3.8%

Adjusted Net Income

Net Income (GAAP)	$6,382	$7,483	(14.7)%
REIT Tax Adjustment	$0	$(1,641)	(100.0)%
Lease Accrual	$0	$226	(100.0)%
Adjusted Net Income	$6,382	$6,068	5.2%

Proforma Net Income and Earnings per share under FAS123

Net Income	6,382	7,483	85.3%
Less: Stock based Employee and Director Compensation Expense	584	693	(15.7)%
Proforma Net Income	5,798	6,790	(14.6)%

Proforma Basic Earnings per share	$0.25	$0.30	(16.7)%

Proforma Diluted Earnings per share	$0.24	$0.29	(17.2)%

OPERATING RATIOS & STATISTICS:

Return on Average Equity	14.30%	17.45%	(18.1)%
Return on Average Assets	1.22%	1.49%	(18.1)%
Net Interest Margin	3.53%	3.70%	(4.6)%
Total Fees and Other Income/Total Revenue	50.85%	47.62%	6.8%
Efficiency Ratio	70.38%	69.69%	1.0%
Net Loans charged-off (recovered)	—	—	nm

ADJUSTED OPERATING RATIOS:

Return on Average Equity	14.30%	14.15%	1.1%
Return on Average Assets	1.22%	1.21%	0.8%
Efficiency Ratio	70.38%	69.31%	1.5%